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                                                                       EXHIBIT 5

                                 [LETTERHEAD]

                                  [TAMBRANDS]

                                                               November 10, 1995



Tambrands Inc.
777 Westchester Avenue
White Plains, New York  10604

                    Tambrands Inc. 1995 Directors Stock and
                           Deferred Compensation Plan
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Gentlemen:

     As Corporate Counsel of Tambrands Inc., a Delaware corporation (the "Company"), I have participated in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933 (the "Act") relating to the offer and sale of up to 300,000 shares of the Company's common stock, par value $.25 (the "Common Stock"), under the Tambrands Inc. 1995 Directors Stock and Deferred Compensation Plan (the "Plan"). I am familiar with the written documents which comprise the Plan, and in rendering the opinion expressed below, I have examined and am relying on originals, or copies certified or otherwise identified to my satisfaction, of such other records, instruments, certificates, opinions and representations of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I deemed appropriate as a basis for such opinion. In rendering such opinion, I have also assumed that the exercise price of options to be granted pursuant to the Plan will not be less than the par value of the Common Stock subject thereto.

     Based upon and subject to the foregoing, I am of the opinion that any previously unissued shares of Common Stock that may be issued by the Company under the Registration Statement and pursuant to the Plan will be, upon issuance in accordance with the terms of the Plan, duly authorized, validly issued, fully paid and non-assessable.

     In rendering the opinion set forth above, I express no opinion as to any laws other than the corporation law of the State of Delaware.
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     I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. By giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations issued thereunder.

                                           Very truly yours,

                                           /s/ Jonathan W. Emery

                                          Jonathan W. Emery
                                          Corporate Counsel

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